Consent of Independent Auditors



The Board of Directors and Shareholders
Principal Asset Allocation Fund, Inc.


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights"  and  "Additional   Information  -  Financial   Statements"  in  the
Prospectus in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated January 17, 1997 on the financial statements and the financial highlights of Principal Aggressive Growth Fund, Inc., Principal Asset Allocation Fund, Inc., Principal Balanced Fund, Inc., Principal Bond Fund, Inc., Principal Capital Accumulation Fund, Inc., Principal Emerging Growth Fund, Inc., Principal Government Securities Fund, Inc., Principal Growth Fund, Inc., Principal High Yield Fund, Inc., Principal Money Market Fund, Inc., and Principal World Fund, Inc., in this Post Effective Amendment to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-72448) and Registration Statement under the Investment Company Act of 1940 (No. 811-8178) of Principal Asset Allocation Fund, Inc.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 11, 1997